UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2014

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

1-3672	Ameren Illinois Company (Illinois Corporation) 6 Executive Drive Collinsville, Illinois 62234 (618) 343-8150	37-0211380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Reference is made to the Current Report on Form 8-K filed on November 15, 2012, and to Note 4 – Short-term Debt and Liquidity to the financial statements under Part II, Item 8. Financial Statements and Supplementary Data of the Annual Report on Form 10-K for the year ended December 31, 2013, of registrants Ameren Corporation (“Ameren”), Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”) and Ameren Illinois Company (“Ameren Illinois”) for a discussion of the 2012 Credit Agreements (as defined below).

On December 11, 2014, Ameren and Ameren Missouri (together, the “Missouri Borrowers”), JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto entered into an Amended and Restated Credit Agreement (the “Amended Missouri Credit Agreement”) that amended and restated the $1 billion multi-year, senior unsecured revolving Credit Agreement, dated as of November 14, 2012, among the parties thereto (the “2012 Missouri Credit Agreement”). Also on December 11, 2014, Ameren and Ameren Illinois (together, the “Illinois Borrowers”, and the Illinois Borrowers and the Missouri Borrowers, being, collectively, the “Borrowers”), JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto entered into an Amended and Restated Credit Agreement (the “Amended Illinois Credit Agreement” and together with the Amended Missouri Credit Agreement, the “Amended Credit Agreements”) that amended and restated the $1.1 billion multi-year, senior unsecured revolving Credit Agreement, dated as of November 14, 2012, among the parties thereto (the “2012 Illinois Credit Agreement” and, together with the 2012 Missouri Credit Agreement, the “2012 Credit Agreements”).

The Amended Credit Agreements extended the maturity date of the commitments under the 2012 Credit Agreements from November 14, 2017 to December 11, 2019. The maturity date under each Amended Credit Agreement may be further extended for two additional one-year periods if so requested by the applicable Borrowers and agreed to by the requisite lenders (such maturity date, as it may be extended from time to time, the “Final Maturity Date”). The Amended Credit Agreements also increased the maximum aggregate amount available for borrowings (the “Borrowing Sublimit”) by Ameren from $500 million to $700 million, in the case of the Amended Missouri Credit Agreement, and from $300 million to $500 million, in the case of the Amended Illinois Credit Agreement. Each of Ameren Missouri’s and Ameren Illinois’ Borrowing Sublimit remains unchanged at $800 million. Borrowings by Ameren will be due and payable no later than the Final Maturity Date, while borrowings by Ameren Missouri and Ameren Illinois will be due and payable no later than the earlier of the Final Maturity Date or 364 days after the date of such borrowing (subject to the right of each Borrower to reborrow in accordance with the terms of the applicable Amended Credit Agreement).

The commitments for letters of credit have been limited under the Amended Missouri Credit Agreement to a maximum of $275 million, in aggregate, and under the Amended Illinois Credit Agreement to a maximum of $250 million, in aggregate. At closing, the Borrowers had received commitments from lenders to issue letters of credit of up to $100 million under each of the Amended Credit Agreements.

Under the Amended Illinois Credit Agreement (and, by virtue of the cross-default provisions of the Amended Missouri Credit Agreement, the Amended Missouri Credit Agreement), the financial covenant requiring Ameren to maintain a ratio of consolidated funds from operations plus interest expense to consolidated interest expense of 2.0 to 1.0 has been amended such that the interest coverage ratio requirement will only apply at such times as Ameren does not have a senior long-term unsecured credit rating of at least Baa3 from Moody’s Investors Service, Inc. (“Moody’s”) or BBB- from Standard & Poor’s Ratings Services (“S&P”).

The Amended Credit Agreements continue to provide for revolving loan interest rates to be calculated, at the election of each Borrower, at either the alternate base rate (“ABR”) plus the margin applicable to the particular Borrower or the Eurodollar rate plus the margin applicable to the particular Borrower. The applicable margins will continue to be determined based on the particular Borrower’s senior long-term unsecured credit ratings from each of Moody’s and S&P, and will range from 0.90% to 1.65%, in the case of Eurodollar borrowings, and from 0.00% to 0.65%, in the case of ABR borrowings. In addition, a commitment fee ranging from 0.10% to 0.35% shall be payable quarterly on the aggregate commitments.

The Amended Credit Agreements also modified certain default provisions under the 2012 Credit Agreements. The threshold aggregate amount for unpaid judgments against a Borrower or its subsidiaries which constitutes a default under each of the Amended Credit Agreements has been increased from $50 million to $75 million. The threshold aggregate amount of indebtedness (other than its Amended Credit Agreement) in respect of which a default by a Borrower thereunder would constitute a cross-default has also been increased from $50 million to $75 million.

Consistent with the 2012 Credit Agreements, neither Ameren nor Ameren Illinois shall be liable for or guarantee the obligations of the other under the Amended Illinois Credit Agreement and neither Ameren or Ameren Missouri shall be liable for nor guarantee the obligations of the other under the Amended Missouri Credit Agreement.

The foregoing description of the Amended Credit Agreements is qualified in its entirety by reference to the full text of the Amended Credit Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a description of the Amended Credit Agreements.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title

10.1	Amended and Restated Credit Agreement, dated as of December 11, 2014, by and among Ameren, Ameren Missouri and JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto.

10.2	Amended and Restated Credit Agreement, dated as of December 11, 2014, by and among Ameren, Ameren Illinois and JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto.

This combined Form 8-K is being filed separately by Ameren Corporation, Union Electric Company and Ameren Illinois Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and Chief Financial Officer

AMEREN ILLINOIS COMPANY
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date: December 11, 2014

Exhibit Index

Exhibit Number	Title

10.1	Amended and Restated Credit Agreement, dated as of December 11, 2014, by and among Ameren, Ameren Missouri and JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto.

10.2	Amended and Restated Credit Agreement, dated as of December 11, 2014, by and among Ameren, Ameren Illinois and JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto.